UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 9, 2006

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19084	94-2925073
(Commission File)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On June 9, 2006, PMC-Sierra, Inc. (“the Company”) entered into an Employment Agreement and Release (“Agreement”) with Steve Perna, a former Vice President and General Manager of the Company, which changes the terms of Mr. Perna’s employment. The Agreement provides, among other things, that Mr. Perna will no longer be an executive officer of the Company and that the Company will continue his employment until March 8, 2007 (the “Termination Date”). If the Agreement is not revoked within 7 days of its execution, the Company shall continue to pay Mr. Perna a base salary at the annual rate of $255,000, less applicable withholdings, until the Termination Date. During this time, Mr. Perna shall continue to be eligible to participate in the Company’s health insurance benefits, to accrue vacation, and to vest in the shares subject to his outstanding options. In return for these payments, Mr. Perna agreed to release the Company from any and all claims arising from his employment with or termination from the Company.

The foregoing description is qualified in its entirety by the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement and Release between Steve Perna and PMC-Sierra, Inc. dated as of June 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

/s/ Alan F. Krock
Alan F. Krock
Vice President Chief Financial Officer

Date: June 15, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement and Release between Steve Perna and PMC-Sierra, Inc. dated as of June 9, 2006.